Exhibit 10.9

REGISTRATION RIGHTS AGREEMENT

by and among

DOLE PLC

and

THE HOLDERS LISTED ON SCHEDULE A HERETO

Dated as of [                    ], 2021

SCHEDULE I — Holders of Registrable Securities

ANNEX A — Form of Joinder Agreement

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [                    ], 2021, by and among Dole plc, a company incorporated in Ireland (the “Company”), and the persons listed on Schedule A hereto (such persons, in their capacity as holders of Registrable Securities, including any Permitted Transferees hereunder, the “Holders” and each a “Holder” and, the Holders together with the Company, the “Parties”).

RECITALS

WHEREAS, in connection with the initial public offering (the “IPO”) of the ordinary shares of Company, $0.01 par value per share, the Company intends to consummate the transactions (collectively, the “Transactions”) described in the Company’s registration statement on Form [S-1] [F-1] (Registration No. 333-[    ]) and the Transaction Agreement, dated as of February 16, 2021, by and among the Company, Total Produce plc, Total Produce USA Holdings Inc., DFC Holdings, LLC, the Holders and the other parties named therein (the “Transaction Agreement”).

WHEREAS, following the consummation of the Transactions, including the IPO, the Holders will hold Ordinary Shares (as defined below); and

WHEREAS, the Company desires to enter into this Agreement with the Holders in order to provide the Holders the registration rights described herein.

NOW, THEREFORE, in consideration of the foregoing Recitals and the representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound by this Agreement, the Parties agree as follows:

1.	Definitions and Interpretation.

(a)    Definitions. In addition to those terms separately defined in this Agreement, each of the following capitalized terms has the meaning specified in this Section 1(a).

“Adverse Disclosure” means (A) public disclosure of material non-public information that, in the good faith judgment of the chief executive officer or chief financial officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing of such Registration Statement and (iii) the Company has a bona fide business purpose for not disclosing publicly or (B) the inclusion of financial statements of the Company or any business that has been acquired or is proposed to be acquired by the Company in any Registration Statement or prospectus that, in the good faith judgment of the chief executive officer or chief financial officer of the Company, (i) are not then available for inclusion in such Registration Statement or prospectus, (ii) would not be required to be publicly filed by the Company but for the filing of such Registration Statement or the commencement of an Underwritten Shelf Take Down pursuant to Section 3 and (iii) are being prepared by the Company as promptly as reasonably practicable.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly Controls, is Controlled by, or is under common Control with, such Person; provided, that no shareholder of the Company shall be deemed an Affiliate of any other shareholder solely by reason of any investment in the Company.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in in Dublin, Ireland, or New York, New York are authorized by Law to close.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “Controls” and “Controlled” each has a correlative meaning.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, as the same shall be in effect from time to time.

“FINRA” means the Financial Industry Regulatory Authority, Inc., and any successor regulator performing comparable functions.

“Governmental Entity” means any foreign, United States federal or state, regional or local legislative, executive or judicial body or agency, any court of competent jurisdiction, any department, commission, political subdivision or other governmental entity or instrumentality, or any arbitral authority, in each case, whether domestic or foreign.

“Joinder Agreement” means a joinder agreement, a form of which is attached as Annex A to this Agreement.

“Judgments” means any legally binding judgments, injunctions, orders, stays, decrees, writs, rulings, or awards of any court or other judicial authority or any other Governmental Entity.

“Law” means all laws (including common law), statutes, ordinances, rules, regulations, orders, decrees or legally-binding guidance of any Governmental Entity, or Judgments.

“Majority Holders” means Holders holding a majority of the Registrable Securities.

“Material Adverse Change” means (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States (other than ordinary course limitations on hours or number of days of trading); (ii) a material outbreak or escalation of armed hostilities or other international or national calamity involving the United States or the declaration by the United States of a national emergency or war or a material adverse change in national or international financial, political or economic conditions; or (iii) any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise), operations or results of operations of the Company and its Subsidiaries, taken as a whole.

“Ordinary Shares” means the ordinary shares, par value $0.01 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any share split, dividend or combination, or any reclassification, recapitalization, amalgamation, merger, consolidation, scheme of arrangement, exchange or other similar reorganization.

“Participating Shareholder” means, with respect to any registration, any Holder of Registrable Securities covered by the applicable Registration Statement.

“Permitted Transferee” means with respect to any Holder, (i) any Affiliate of such Holder that is Controlled by or under common Control with such Holder, or (ii) any other Person to whom a Holder has pledged Registrable Securities pursuant to Section 5.1(g) of the Transaction Agreement.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or any other entity.

“Public Offering” means any public offering and sale of Ordinary Shares of the Company or its successor for cash pursuant to an effective registration statement (other than on Form S-4, Form F-4, Form S-8 or a comparable form) under the Securities Act.

“Registrable Securities” means Ordinary Shares owned by a Holder as of the closing date of the IPO, and any securities issued or issuable in respect of such Ordinary Shares by way of conversion, amalgamation, exchange, share dividend, split or combination, recapitalization, merger, consolidation, other reorganization or otherwise until the earliest to occur of (solely with respect to such particular Ordinary Shares) (i) a Registration Statement covering such Ordinary Shares has been declared effective by the SEC and such Ordinary Shares have been sold or otherwise disposed of pursuant to such effective Registration Statement, (ii) such Ordinary Shares are otherwise transferred to a Person that is not a Permitted Transferee thereof, (iii) such Ordinary Shares are repurchased by the Company or a Subsidiary of the Company or cease to be outstanding or (iv) such Ordinary Shares may be resold without registration pursuant to Rule 144 without regard to volume or manner of sale limitations, whether or not any such sale has occurred.

“Registration Expenses” means any and all expenses of, and incident to the performance of or compliance with, any registration or marketing of securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” Laws (including fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any Registration Statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v)(a) fees and disbursements of counsel for the Company and (v)(b) reasonable fees and disbursements of one counsel selected by the Majority Holders, up to an aggregate of one hundred thousand dollars ($100,000) for all registrations hereunder, and (v)(c)customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any required audits of the financial statements of the Company or any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 7(l)), (vi) fees and expenses of any special experts retained by the Company in connection with such registration, (vii) fees and expenses in connection with any review by FINRA of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any counsel thereto, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (viii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (ix) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities and (x) all costs and expenses incurred by the Company or its appropriate officers in connection with their compliance with Section 7(m). For the avoidance of doubt, “Registration Expenses” shall include expenses of the type described in clauses (i)—(x) to the extent incurred in connection with the “take down” of Ordinary Shares pursuant to a Registration Statement previously declared effective. Except for the foregoing Registration Expenses (including reasonable fees and expenses of counsel to Holders referenced in item (v)(b) above and subject to the limitation therein), or as otherwise provided in this Agreement, Registration Expenses shall not include any other out-of-pocket expenses of any Holders (or the agents who manage their accounts), or any Selling Expenses.

“Registration Statement” means any registration statement of the Company that covers Registrable Securities pursuant hereto filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related prospectus, pre- and post-effective amendments and supplements to such registration statement and all exhibits and all material incorporated by reference in such registration statement.

“Representatives” means, with respect to any Person, (i) any of such Person’s partners, stockholders, shareholders, members, directors, officers, employees, agents, counsel, accountants, trustees, equity financing partners, investment advisors or representatives, Affiliates and investment vehicles managed or advised by such Person, (ii) the partners, stockholders, shareholders, members, directors, officers, employees, agents, counsel, accountants, trustees, equity financing partners, investment advisors or representatives of such Persons listed in clause (i), and (iii) any other Person acting on behalf of such Person with respect to the Company and any of its Subsidiaries.

“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

“Rule 415” means Rule 415 (or any successor provisions) under the Securities Act.

“SEC” means the United States Securities and Exchange Commission and any successor agency performing comparable functions.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts and selling commissions, and stock or share transfer taxes applicable to the sale of Registrable Securities.

“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on Form S-1, Form F-1, Form S-3 or Form F-3 (or any successor form or other appropriate form under the Securities Act) or a prospectus supplement to an existing Form S-1, Form F-1, Form S-3 or Form F-3, in each case in accordance with and pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering all of the Registrable Securities, as applicable, and which may also cover any other securities of the Company.

“Subsidiary” means, as to a Person, any corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or other interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly beneficially owned or controlled by such Person.

“Underwritten Offering” means a registration in which Company Securities are sold to an underwriter or underwriters on a firm commitment basis.

(b)	Interpretation.

(i)

When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, (A) the date that is the reference date in calculating such period shall be excluded and (B) if the last day of such period is a not a Business Day, the period in question shall end on the next succeeding Business Day.

(ii)

When a reference is made herein to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(iii)	Whenever the words “include,” “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation.”

(iv)

The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used herein shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(v)	The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(vi)	Any law or regulation defined or referred to herein means such law or regulation as from time to time amended, modified or supplemented, unless otherwise specifically indicated.

(vii)	References to a person are also to its successors and permitted assigns.

(viii)	Any reference to the “filing” of a Registration Statement shall include a confidential submission made in accordance with the rules of the SEC.

(ix)

The Annexes to this Agreement are incorporated and made a part hereof and are an integral part of this Agreement. Any capitalized term used in any Annex but not otherwise defined therein shall have the meaning given to such term herein.

2.	Reserved.

3.	Shelf Registration.

(a)    Filing. By not later than the forty-fifth (45th) day following the closing date of the IPO, the Company shall file with the SEC a Shelf Registration Statement on Form S-1 or Form F-1 (or any similar long-form Registration Statement), in each case, relating to the offer and sale of all Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in the Shelf Registration Statement (a “Shelf Registration”), and no later than ninety (90) days after the closing of the IPO, the Company shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act on or prior to such date, provided that if the distribution of the Registrable Securities will be made through an Underwritten Offering, the procedures in respect of an Underwritten Offering set forth in Section 3(e) shall apply.

(b)    Continued Effectiveness. The Company shall use its reasonable best efforts to keep such Shelf Registration Statement (or a replacement Shelf Registration Statement on another form) continuously effective under the Securities Act (including, if necessary, by renewing or refiling a Shelf Registration Statement prior to expiration of the existing Shelf Registration Statement or by filing with the SEC a post-effective amendment or a supplement to the Shelf Registration Statement or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act, the Exchange Act, any state securities or blue sky Laws, or any rules and regulations thereunder) in order to permit the prospectus forming a part thereof to be usable by Holders for the disposition of Registrable Securities until there are no longer any Registrable Securities outstanding (the “Shelf Period”).

(c)    Reserved.

(d)    Suspension of Registration. If the filing of or the continued use of a Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure or if the Company is required to file a post-effective amendment to a Shelf Registration Statement on Form F-1 or S-1 to update the audited financial statements included therein (an “Audited Financial Statements Update”), the Company may, upon giving at least 10 calendar days’ prior written notice of such action to the Holders, suspend use of the Shelf Registration Statement (a “Shelf Suspension”) for a period of time not to exceed thirty (30) days per Shelf Suspension, as determined in good faith by the Company to be necessary for such purpose; provided, that (x) the Company shall not be permitted to exercise a Shelf Suspension more than three (3) times during any 12-month period and (y) such Shelf Suspension shall terminate at such time as the Company would no longer be required to make any Adverse Disclosure or, in the case of an Audited Financial Statements Update, within three (3) business days after the SEC has completed its review of the updated Shelf Registration Statement. In the case of a Shelf Suspension, the Holders agree to suspend use of the applicable prospectus and any issuer free writing prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall (i) as soon as reasonably practicable notify the Holders upon the termination of any Shelf Suspension, (ii) as soon as reasonably practicable, amend or supplement the prospectus and any issuer free writing prospectus, if necessary, so it does not contain any untrue statement or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) as soon as reasonably practicable, furnish to the Holders such numbers of copies of the prospectus and any issuer free writing prospectus as so amended or supplemented as the Holders may reasonably request. The Company agrees, if necessary, as soon as reasonably practicable, to supplement or make amendments to the Shelf Registration Statement, if required by the registration form used by the Company for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Holders, including to keep the Shelf Registration Statement effective until all Registrable Securities covered by such Shelf Registration Statement are sold in accordance with the intended plan of distribution set forth in such Shelf Registration Statement or supplement to the prospectus. Notwithstanding anything in this Agreement to the contrary, the Company shall not be permitted to file a registration statement to register for sale, or to conduct any Public Offering (including any “take-downs” off of an effective shelf registration statement) either for its own account or the account of any other Person during any Shelf Suspension.

(e)    Underwritten Shelf Takedown.

(i)

At any time during which a Shelf Registration Statement on Form F-1 or S-1 is in effect, the Majority Holders may elect to offer Registrable Securities with a total offering price reasonably expected to be at least thirty million dollars ($30,000,000) pursuant to the Shelf Registration Statement in the form of an Underwritten Offering by written notice (which notice may be given by email) to the Company of such intention at least thirty (30) Business Days prior to the date on which such

Underwritten Offering is anticipated to launch, specifying the number of Registrable Securities for which the Majority Holders are requesting registration under this Section 3(e) and the other material terms of such Underwritten Offering to the extent known (such request, a “Long-Form Underwritten Shelf Takedown Request,” and any Underwritten Offering conducted pursuant thereto, an “Long-Form Underwritten Shelf Takedown”), and the Company shall promptly, but in no event later than five (5) Business Days following the receipt of such Long-Form Underwritten Shelf Takedown Request, give written notice of such Underwritten Shelf Takedown Request (such notice, an “Long-Form Underwritten Shelf Takedown Notice”) to the other Holders and such Long-Form Underwritten Shelf Takedown Notice shall offer the other Holders the right to register as part of such Long-Form Underwritten Shelf Takedown such number of Registrable Securities as each such other Holder may request in writing. Subject to Section 3(e)(iii) and Section 3(e)(iv), the Company shall cause the underwriter(s) to include as part of the Long-Form Underwritten Shelf Takedown all Registrable Securities that are requested to be included therein by any of the other Holders in accordance with the immediately prior sentence; provided, that all such other Holders requesting to participate in the Long-Form Underwritten Shelf Takedown must sell their Registrable Securities to the underwriters on the same terms and conditions as apply to the Majority Holders requesting the Long-Form Underwritten Shelf Takedown; provided, further, that, if at any time after making an Long-Form Underwritten Shelf Takedown Request and prior to the launch of the Long-Form Underwritten Shelf Takedown, the Majority Holders requesting the Long-Form Underwritten Shelf Takedown shall determine for any reason or no reason not to proceed with or to delay such Long-Form Underwritten Shelf Takedown, such Majority Holders shall give written notice to the Company of such determination and the Company shall give written notice of the same to each other Holder and, thereupon, (A) in the case of a determination not to proceed, the Company shall be relieved of its obligations to cause the underwriter(s) to include any Registrable Securities of the other Holders as part of such Long-Form Underwritten Shelf Takedown (but the Company shall not be relieved from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the other registration rights contained herein, and (B) in the case of a determination by the Majority Holders to delay such Long-Form Underwritten Shelf Takedown, the Company shall be relieved of its obligations to cause the underwriter(s) to include any Registrable Securities of the other Holders as part of such Long-Form Underwritten Shelf Takedown for the same period as the Majority Holders determine to delay such Long-Form Underwritten Shelf Takedown.

(ii)

At any time during which a Shelf Registration Statement on Form F-3 or S-3 is in effect, the Majority Holders may elect to offer Registrable Securities with a total offering price reasonably expected to be at least thirty million dollars ($30,000,000) pursuant to the Shelf Registration Statement in the form of an Underwritten Offering by written notice (which notice may be given by email) to the Company of such intention at least ten (10) Business Days prior to the date on which such Underwritten Offering is anticipated to launch, specifying the number of Registrable Securities for which the Majority Holders are requesting registration under this Section 3(e) and the other material terms of such Underwritten Offering to the extent known (such request, an “Short-Form Underwritten Shelf Takedown Request,” and any Underwritten Offering conducted pursuant thereto, an “Short-Form Underwritten Shelf Takedown” and, together with any Long-Form Underwritten Shelf Takedown, an “Underwritten Shelf Takedown”), and the Company shall promptly, but in no event later than two (2) Business Days following the receipt of such Short-Form Underwritten Shelf Takedown Request, give written notice of such Short-Form Underwritten Shelf Takedown Request (such notice, an “Short-Form Underwritten Shelf Takedown Notice”) to the other Holders and such Short-Form Underwritten Shelf Takedown Notice shall offer the other Holders the right to register as part of such Underwritten Shelf Takedown such number of Registrable Securities as each such other Holder may request in writing. Subject to Section 3(e)(iii) and Section 3(e)(iv), the Company shall cause the underwriter(s) to include as part of the Short-Form Underwritten Shelf Takedown all Registrable Securities that are requested to be included therein by any of the other Holders in accordance with the immediately prior sentence; provided, that all such other Holders requesting to participate in the Short-Form Underwritten Shelf Takedown must sell their Registrable Securities to the underwriters on the same terms and conditions as apply to the Majority Holders requesting the Short-Form Underwritten Shelf Takedown; provided, further, that, if at any time after making a Short-Form Underwritten Shelf Takedown Request and prior to the launch of the Short-Form Underwritten Shelf Takedown, the Majority Holders requesting the Short-Form Underwritten Shelf Takedown shall determine for any reason or no reason not to proceed with or to delay such Short-Form Underwritten Shelf Takedown, such Majority Holders shall give written notice to the Company of such determination and the Company shall give written notice of the same to each other Holder and, thereupon, (A) in the case of a determination not to proceed, the Company shall be relieved of its obligations to cause the underwriter(s) to include any Registrable Securities of the other Holders as part of such Short-Form Underwritten Shelf Takedown (but the Company shall not be relieved from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the other registration rights contained herein, and (B) in the case of a determination by the Majority Holders to delay such Short-Form Underwritten Shelf Takedown, the Company shall be relieved of its obligations to cause the underwriter(s) to include any Registrable Securities of the other Holders as part of such Short-Form Underwritten Shelf Takedown for the same period as the Majority Holders determine to delay such Short-Form Underwritten Shelf Takedown.

(iii)

If the managing underwriter or underwriters of an Underwritten Shelf Takedown, in good faith, advise the Company and the Majority Holders requesting the Underwritten Shelf Takedown that, in their good faith determination, the number of Registrable Securities that the Participating Shareholder(s) intend to include in such registration exceeds the largest number of shares that can be sold without adversely affecting the proposed offering price, timing or distribution of the shares offered in such offering (the “Maximum Offering Size”), the Company shall cause the underwriter(s) to include in such Underwritten Shelf Takedown, in the following priority, up to the Maximum Offering Size:

(A)    first, all Registrable Securities requested to be included in such registration by the requesting Majority Holders;

(B)    second, and only if all of the securities referred to in clause (A) have been included, all Registrable Securities requested to be included in such registration by any other Holders pursuant to Section 3(e)(i) (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Holders on the basis of the relative number of Registrable Securities owned by such Holders; provided, that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining Holders in like manner); and

(C)    third, and only if all of the securities referred to in clauses (A) and (B) have been included, any securities proposed to be registered for the account of the Company or any other Persons with such priorities among them as the Company shall determine.

(iv)

Each Holder shall be permitted to withdraw for any or no reason all or part of its Registrable Securities from an Underwritten Shelf Takedown at any time on the Business Day prior to (i) with respect to a registration statement on Form F-1 or S-1, the date on which effectiveness of the registration statement is requested, and (ii) with respect to a registration statement on Form F-3 or S-3, the date on which the Underwritten Shelf Takedown is anticipated to launch.

(f)    Payment of Expenses for Shelf Registrations. The Company shall be liable for and pay all Registration Expenses in connection with any Shelf Registration, regardless of whether such registration is effected, and any takedown with respect thereto (including, an Underwritten Shelf Takedown).

4.	Piggyback Registration.

(a)    Participation. If, following the closing date of the IPO, the Company at any time proposes to sell in an underwritten Public Offering (including, for the avoidance of doubt, a “take-down” pursuant to a prospectus supplement to Shelf Registration Statement) or file a Registration Statement with respect to any offering of its equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities (“Company Securities”), for its own account or for the account of any other Persons (other than (i) an underwritten Public Offering or Registration Statement under Section 3, (ii) a Registration Statement on Form F-4, Form S-4, Form F-8 or Form S-8 or any successor form to such forms, or (iii) a registration of Ordinary Shares solely relating to an offering and sale to employees or directors of the Company pursuant to any employee share plan or other employee benefit plan arrangement, then, as soon as reasonably practicable (but in no event less than ten (10) calendar days prior to the proposed date of the launch of the underwritten Public Offering or the filing of such Registration Statement, as applicable), the Company shall give written notice of such proposed offering or filing to the Holders (which notices shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, in such offering), and such notice shall offer the Holders the right to register under such Registration Statement or include in such underwritten Public Offering such number of Registrable Securities as each such Holder may request in writing (a “Piggyback Registration”). Subject to Section 4(b) and Section 4(c), the Company shall include in such Registration Statement or underwritten Public Offering all such Registrable Securities that are requested to be included therein within five (5) calendar days after the receipt by such Holders of any such notice; provided, that if at any time after giving written notice of its intention to sell any Company Securities in an underwritten Public Offering and prior to the launch date, or to register any Company Securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to sell or register or to delay such sale or registration, the Company shall give prompt written notice of such determination to each Holder and, thereupon, (A) in the case of a determination not to sell or register, shall be relieved of its obligation to register any Registrable Securities in connection with such sale or registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the Holders with respect to a Shelf Registration, including the right to request an Underwritten Shelf Takedown related thereto (subject to the provisions governing withdrawal set forth in Section 3(e)(i) or (ii)), and (B) in the case of a determination to delay selling or registering, in the absence of a Shelf Registration or request for an Underwritten Shelf Takedown related thereto, shall be permitted to delay selling or registering any Registrable Securities, for the same period as the delay in registering such other Company Securities; provided, that if such registration or sale involves an underwritten Public Offering, all such Holders requesting to be included in the Company’s registration or sale must sell their Registrable Securities to the underwriters on the same terms and conditions as apply to the Company or the other Person requesting such registration or sale, as applicable, with, in the case of a combined primary and secondary offering, such differences, including any with respect to representations and warranties and indemnification, as may be customary or appropriate in combined primary and secondary offerings, and the Company shall make arrangements with the managing underwriter or underwriters so that each such Holder may participate in such Underwritten Offering on the foregoing terms.

(b)    Priority of Registrations Pursuant to a Piggyback Registration. If a Piggyback Registration involves an underwritten Public Offering (other than any Underwritten Shelf Takedown, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 3(e)(iii) shall apply) and the managing underwriter or underwriters advise the Company that, in its view, the number of Company Securities that the Company and such Holders intend to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

(i)

first, so much of the Company Securities proposed to be registered for the account of the Company (or for the account of such other initiating Person requesting registration, if applicable) as would not cause the offering to exceed the Maximum Offering Size;

(ii)

second, and only if all of the securities referred to in clause (i) have been included, all Registrable Securities requested to be included in such registration by any Holders pursuant to this Section 4 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Holders and such other holders of Registrable Securities on the basis of the relative number of Registrable Securities owned by such Holders and such other holders; provided, that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining Holders and other holders in like manner); and

(iii)

third, and only if all of the securities referred to in clauses (i) and (ii) have been included, any securities proposed to be registered for the account of any other Persons with such priorities among them as the Company shall determine.

(c)    Piggyback Withdrawal. Each Holder shall be permitted to withdraw all or part of its Registrable Securities from a Piggyback Registration at any time on the Business Day prior to the date of effectiveness of such Registration Statement or at any time on the Business Day prior to the date on which the underwritten Public Offering is anticipated to launch, as the case may be. Subject to Section 16, no registration effected under this Section 4 shall relieve the Company of its obligations to effect a Shelf Registration or Underwritten Shelf Takedown to the extent required by Section 3.

(d)    Payment of Expenses for Piggyback Registrations. The Company shall pay all Registration Expenses in connection with each Piggyback Registration, regardless of whether such registration is effected.

5.	Lock-up Agreements.

(a)    To the extent requested by the managing underwriter in connection with any Underwritten Offering, the Company and each Holder shall agree not to effect any public sale or distribution of any Company Securities or other security of the Company (except as part of such Underwritten Offering) during the period beginning on the date that is estimated by the Company, in good faith and provided in writing to such Holder, to be the seventh (7th) calendar day prior to the effective date of the applicable Registration Statement (or the anticipated launch date in the case of a “take-down” off of an already effective Shelf Registration Statement) until the earlier of (i) such time as the Company and the lead managing underwriter shall agree and (ii) ninety (90) calendar days after the effective date of the applicable Registration Statement (or the pricing date in the case of a “take-down” off of an already effective Shelf Registration Statement); provided, that the Company shall cause all directors and executive officers of the Company, and all other Persons with registration rights with respect to the Company’s securities (whether or not pursuant to this Agreement) to enter into agreements similar to those contained in this Section 5(a) (without regard to this proviso), subject to exceptions for gifts, sales pursuant to pre-existing 10b5-1 plans and other customary exclusions agreed to by such managing underwriter; provided further, that the lead managing underwriter may extend such period as necessary to comply with applicable FINRA rules.

(b)    Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made pursuant to registrations on Form F-4, S-4 or Form S-8 or any successor form to such forms or as part of any registration of securities for offering and sale to employees or directors of the Company pursuant to any employee share plan or other employee benefit plan arrangement.

6.	Other Registration Rights.

The Company represents and warrants that it is not a party to, or otherwise subject to, any agreement granting registration rights to any other Person with respect to any Company Securities, and that no other Person has any right to require the Company to register any Company Securities or to include Company Securities in any Registration Statement filed by the Company for the sale of Company Securities for its own account or for the account of any other Person. The Company shall not grant to any Person the right, except to employees or directors of the Company with respect to registrations on Form S-8, to request the Company to register any Company Securities except such rights as do not violate, conflict with or contravene the rights or adversely affect the priorities of the Holders set forth herein (and represents and warrants that in the event of such violation, conflict or contravention, the terms of this Agreement shall prevail). Notwithstanding the foregoing, if a Holder transfers Registrable Securities to another Person for an aggregate purchase price of at least fifty million dollars ($50,000,000), upon the request of such Holder and at such Holder’s expense (including the related reasonable third-party attorney costs and expenses actually paid by the Company), the Company agrees to enter into a registration rights agreement with such transferee providing for registration rights substantially similar to those set forth herein, which shall include and be subject to the same minimum thresholds applicable to any Underwritten Shelf Takedown, and this Section 6 shall not apply to such registration rights agreement (for the avoidance of doubt, it being understood and agreed, that a Holder shall be permitted to transfer to any Person any amount of Registrable Securities at its sole election).

7.	Registration Procedures.

In connection with any registration pursuant to Section 3 or Section 4, subject to the provisions of such Sections:

(a)    At least five (5) Business Days prior to filing a Registration Statement covering Registrable Securities or prospectus or any amendment or supplement thereto, the Company shall furnish to each Participating Shareholder and each underwriter, if any, of the Registrable Securities covered by such Registration Statement, and their respective counsel, copies of such Registration Statement as proposed to be filed, and thereafter the Company shall furnish to such Participating Shareholder and underwriter, if any, and their respective counsel, without charge such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as such Participating Shareholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Participating Shareholder. Each Participating Shareholder shall have the right to request that the Company modify any information contained in such Registration Statement, amendment and supplement thereto pertaining to such Participating Shareholder and the Company shall use all reasonable efforts to comply with such request; provided, that the Company shall not have any obligation to so modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(b)    In connection with any filing of any Registration Statement or prospectus or amendment or supplement thereto, the Company shall cause such document (i) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC thereunder and (ii) with respect to information supplied by or on behalf of the Company for inclusion in the Registration Statement, to not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)    The Company shall promptly notify each Holder of such Registrable Securities and the underwriter(s) and, if requested by such Holder or the underwriter(s), confirm in writing, when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective.

(d)    The Company shall furnish counsel for each underwriter, if any, and for the Holders of such Registrable Securities with copies of any written comments from the SEC or any state securities authority or any written request by the SEC or any state securities authority for amendments or supplements to a Registration Statement or prospectus or for additional information generally.

(e)    After the filing of the Registration Statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply in all material respects with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Participating Shareholders set forth in such Registration Statement or supplement to such prospectus and (iii) promptly notify each Participating Shareholder holding Registrable Securities covered by such Registration Statement of any stop order issued or threatened by the SEC or any state securities commission or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

(f)    The Company shall use all reasonable best efforts to (i) register or qualify the Registrable Securities covered by such Registration Statement under such securities or “blue sky” Laws of such jurisdictions in the United States as any Participating Shareholder holding such Registrable Securities reasonably (in light of such Participating Shareholder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other Governmental Entity as may be necessary by virtue of the business and operations of the Company and take such actions as are reasonably necessary to consummate the disposition of the Registrable Securities owned by such Participating Shareholder, provided, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7(f), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(g)    The Company shall list such Registrable Securities on the principal securities exchange on which the Company’s Ordinary Shares are then listed and provide a transfer agent, registrar and CUSIP number for all such Registrable Securities not later than the effective date of such Registration Statement.

(h)    The Company shall reasonably cooperate with each Holder and the underwriter or managing underwriter, if any, to, facilitate the timely preparation and delivery of certificates (or its book-entry equivalent) representing Registrable Securities to be sold and not bearing any restrictive legends (including by delivering to the transfer agent a Company instruction letter and a written opinion from counsel to the Company stating unlegended stock certificates (or its book entries equivalent) may be issued in respect of any Registrable Securities); and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as each Holder or the underwriter or managing underwriter, if any, may reasonably request at least two (2) Business Days prior to any sale of Registrable Securities.

(i)    The Company shall promptly notify each Participating Shareholder holding such Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Participating Shareholder and file with the SEC any such supplement or amendment subject to any suspension rights contained herein.

(j)    (1) The Majority Holders shall have the right to select an underwriter or underwriters in connection with any underwritten Public Offering resulting from the exercise of an Underwritten Shelf Takedown, subject to the Company’s written consent (which consent shall not be unreasonably withheld or delayed), and (2) the Company shall have the right to select an underwriter or underwriters in connection with any other underwritten Public Offering. In connection with any Public Offering, the Company shall enter into (and perform its obligations under) customary agreements (including an underwriting agreement in customary form) and take all other actions as are reasonably required and customary (and permitted pursuant to the terms of this Agreement) in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with FINRA.

(k)    Upon execution of confidentiality agreements or other similar arrangements in form and substance reasonably satisfactory to the Company, the Company shall make available during regular business hours for inspection by any underwriter participating in any disposition pursuant to a Registration Statement being filed by the Company pursuant to this Section 7 and any attorney, accountant or other professional retained by any such underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as are reasonable in connection with a customary due diligence investigation, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such Registration Statement (including by participation in a reasonable number of diligence calls during regular business hours).

(l)    In connection with an Underwritten Offering, the Company shall furnish to each underwriter a signed counterpart, addressed to such underwriter(s), of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent certified public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as the managing underwriter therefor reasonably requests, and reasonably satisfactory to the Majority Holders.

(m)    In connection with an Underwritten Offering, the Company shall have appropriate officers of the Company (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, and (ii) otherwise cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities, including by executing customary underwriting agreements.

(n)    The Company shall use reasonable best efforts to ensure that any free-writing prospectus utilized in connection with any Underwritten Shelf Takedown or other offering off of a Shelf Registration Statement or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(o)    The Company may reasonably require each such Participating Shareholder promptly to furnish in writing to the Company such customary information regarding the Participating Shareholder and the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required or the Company may deem reasonably advisable in connection with such registration and shall not have any obligation to include a Participating Shareholder on any Registration Statement if such information is not promptly provided.

(p)    Except as required by applicable Law, the Company may not include the name of any Holder or any information regarding any Holder in any Registration Statement or prospectus, any amendment or supplement to such Registration Statement or prospectus, any document that is to be incorporated by reference into such Registration Statement or prospectus, without the prior written consent of such Holder and providing each such Holder a reasonable amount of time to review and comment on such applicable document.

(q)    The Company shall otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with the exercise by the Holders of any registration rights hereunder.

8.	Indemnification by the Company.

(a)    The Company agrees to indemnify and hold harmless each Holder, each member, trustee, limited or general partner thereof, each member, trustee, limited or general partner of each such member, limited or general partner, each of their respective Affiliates, officers, directors, stockholders, shareholders, employees, advisors and agents, each Person, if any, who controls such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of their Representatives from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or relating to (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), any preliminary prospectus or any “issuer free writing prospectus” (as defined in Rule 433 of the Securities Act), (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities Laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, except in all cases insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon or contained in any information furnished in writing to the Company by such Holder expressly for use therein or by such Holder’s failure to deliver a copy of the prospectus, the issuer free writing prospectus or any amendments or supplements thereto after the Company has furnished such Holder with a sufficient number of copies of the same.

(b)    The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Participating Shareholders provided in this Section 8 or otherwise on commercially reasonable terms negotiated on an aim’s length basis with such underwriters.

9.	Indemnification by Participating Shareholders.

Each Participating Shareholder holding Registrable Securities included in any Registration Statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Company contained in Section 8(a)(i) and Section 8(a)(ii) to such Participating Shareholder, but only with respect to information furnished in writing by such Participating Shareholder or on such Participating Shareholder’s behalf expressly for use in any Registration Statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, any preliminary prospectus or any “issuer free writing prospectus.” Each such Participating Shareholder also agrees to indemnify and hold harmless any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 9. As a condition to including Registrable Securities in any Registration Statement filed in accordance herewith, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities. No Participating Shareholder shall be liable under this Section 9 for any Damages in excess of the net proceeds realized by such Participating Shareholder in the sale of Registrable Securities of such Participating Shareholder to which such Damages relate.

10.	Conduct of Indemnification Proceedings.

If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 8 or Section 9, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party may, at its option, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided, that the failure of any Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent and only to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the retention of such counsel, (ii) the Indemnifying Party shall have failed to assume the defense of such claim or to employ counsel reasonably satisfactory to the Indemnified Party, or (iii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (but such consent shall not be unreasonably withheld or delayed). Without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), no Indemnifying Party shall consent to the entry of any judgment or effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement is either (i) settled in all respects by the payment of money (and such money is so paid by the Indemnifying Party pursuant to the terms of such settlement) or (ii) includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

11.	Survival.

Section 8, Section 9, Section 10 and Section 12 hereto will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and will survive the transfer of securities.

12.	Contribution.

(a)    If the indemnification provided for herein is unavailable to the Indemnified Parties in respect of any Damages, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b)    The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any out-of-pocket legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 12, no Participating Shareholder shall be required to contribute any amount for Damages in excess of the gross proceeds realized by Participating Shareholder in the sale of Registrable Securities of Participating Shareholder to which such Damages relate. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Participating Shareholder’s obligation to contribute pursuant to this Section 12 is several in the proportion that the net proceeds of the offering received by Participating Shareholder bears to the total net proceeds of the offering received by all such Participating Shareholders and not joint.

13.	Participation in Public Offering.

(a)    No Person may participate in any Public Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements (provided, that no Holder of Registrable Securities will be required to sell more than the number of Registrable Securities that such Holder has requested the Company include in any Registration Statement) and (ii) completes, executes and delivers or causes to be delivered all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents and instruments reasonably required under the terms of such underwriting arrangements and the provisions set forth herein in respect of registration rights.

(b)    Each Person that is participating in any registration hereunder agrees that, upon receipt of notice from the Company of the occurrence of any event of the kind described in Section 7(i) above, such Person shall immediately discontinue the disposition of its Registrable Securities pursuant to the Registration Statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 7(i). In the event the Company has given any such notice, the applicable time period during which a Registration Statement is to remain effective shall be extended (provided, that the Company shall not cause any Registration Statement to remain effective beyond the latest date allowed by applicable Law) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 7(i) to and including the date when each Holder of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 7(i).

14.	Compliance with Rule 144.

The Company shall timely file any reports required to be filed by it under the Securities Act and the Exchange Act. The Company shall also take such further action as any Holder may reasonably request (including making available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c)), to the extent required to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Notwithstanding the foregoing, nothing in this Section 14 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

15.	Selling Expenses.

All Selling Expenses relating to the offer and sale of Registrable Securities registered under the Securities Act pursuant to this Agreement shall be borne and paid by the Holders of such Registrable Securities, in proportion to the number of Registrable Securities included in such registration for each such Holder.

16.	Prohibition on Requests; Holders’ Obligations.

No Holder shall, without the Company’s consent, be entitled to deliver a request for a Underwritten Shelf Takedown if less than forty-five (45) calendar days have elapsed since (A) the effective date of a final prospectus supplement to an already effective Shelf Registration Statement in connection with a Shelf Registration or Piggyback Registration, or (B) the pricing date of any Underwritten Offering effected by the Company; provided, in each case, that such Holder has been provided with a right to participate in the prior offering in accordance with the terms of this Agreement and either (i) has refused or not promptly accepted such opportunity or (ii) has not been cut back to less than 50% of the Registrable Securities requested to be included by such Holder.

17.	Miscellaneous.

(a)    Remedies; Specific Performance.

(i)

Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party shall be deemed cumulative with and not exclusive of any other remedy conferred by this Agreement, or by law or equity upon such Party, and the exercise by a Party of any one remedy shall not preclude the exercise of any other remedy.

(ii)

The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, at any time prior to the termination of this Agreement pursuant to Section 17(j), the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement in any court referred to in Section 17(g), without proof of actual damages (and each Party waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

(b)    Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of the Company and the Majority Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by each Holder of the Registrable Securities being sold by such Holders pursuant to such Shelf Registration Statement; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 17(b), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

(c)    Notices. Any notice, request, instruction or other document or communication to be given hereunder by any Party to the others shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally; (b) on the date sent if sent by email if sent before 5:00 p.m. Pacific Time on a Business Day, or otherwise, the first Business Day following such date; (c) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier; or (d) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

(i)	if to the Company, to:

Dole plc

29 North Anne Street

Dublin 7, D07 PH36

Ireland

Email:    jdevine@totalproduce.com

Attn:      Jacinta Devine, Company Secretary

with a copy (which shall not constitute notice) to:

Arthur Cox

Earlsfort Centre

Earlsfort Terrace

Dublin 2, Ireland

Email: stephen.hegarty@arthurcox.com

Attention: Stephen Hegarty

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, 34th Floor

Los Angeles, California 90071

Email: david.eisman@skadden.com

            michelle.gasaway@skadden.com

Attention: David C. Eisman, P. Michelle Gasaway

(ii)

if to a Holder, at the most current address given by such Holder to the Company in a Notice, Agreement and Questionnaire or any amendment thereto or, at the Company’s option, pursuant to the Legal Notice System on DTC, or successor system thereto;

or to such other address as such Person may have furnished to the other Persons identified in this Section 17(c) in writing in accordance herewith.

(d)    Majority of Registrable Securities. For purposes of determining what constitutes Holders of a majority of Registrable Securities, as referred to in this Agreement, a majority shall constitute a majority of the Ordinary Shares that constitute Registrable Securities.

(e)    Assignability; Third-Party Rights. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned, in whole or in part, by operation of law or otherwise, by any Party, and any such assignment shall be null and void, except for any assignment (i) by a Holder to a Permitted Transferee who executes a Joinder Agreement to the extent provided in the Joinder Agreement, and any such assignment permitted hereunder shall be effected hereunder upon giving written notice thereof to the Company or (ii) with the prior written consent of the Company, with respect to an assignment by a Holder, or the Majority Holders, with respect to an assignment by the Company. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the Parties and their respective successors and assigns. Nothing in this Agreement is intended to or shall confer upon any Person (other than the Parties) any right, benefit or remedy of any nature whatsoever.

(f)    Counterparts. This Agreement may be executed in any number of counterparts and by the Parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)    Governing Law and Venue; Jurisdiction; WAIVER OF JURY TRIAL.

(i)

THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION. Each of the Parties hereby irrevocably and unconditionally consents and submits, for itself and with respect to its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and the appropriate respective appellate courts therefrom (or only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal or other state court located in the State of Delaware and the appropriate respective appellate courts therefrom) solely in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject to jurisdiction thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the Parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in the Court of Chancery of the State of Delaware (or only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal or other state court located in the State of Delaware). The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7(c) or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

(ii)

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY OR TO THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT

(i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(g).

(h)    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(i)    Entire Agreement. This Agreement is intended by the Parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the Parties in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the Parties with respect to such registration rights. No Party shall have any rights, duties or obligations other than those specifically set forth in this Agreement.

(j)    Termination. This Agreement and the obligations of the Parties hereunder shall terminate upon such time as there are no Registrable Securities, except for the provisions of Sections 3(f), 4(d), 8, 9, 10, 11, 12, 15, 17(c), 17(g) and this 17(j), which shall survive such termination.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

COMPANY:

DOLE PLC

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

HOLDERS:

THE MURDOCK GROUP, LLC

By:
Name:
Title:

CASTLE & COOKE HOLDINGS, INC.

By:
Name:
Title:

DOLICIOUS CORPORATION

By:
Name:
Title:

SCHEDULE A

HOLDERS OF REGISTRABLE SECURITIES

The Murdock Group, LLC

Castle & Cooke Holdings, Inc.

Dolicious Corporation

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

ANNEX A

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT (“Joinder”), dated [                    ], is executed by [                    ] (the “Transferee”) and by [                    ] (the “Transferor”) pursuant to the terms of the Registration Rights Agreement, dated as of [        ], 20[        ] (the “Registration Rights Agreement”), by and among Dole plc, a corporation incorporated in Ireland (the “Company”), and the Holders party thereto. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Registration Rights Agreement.

1.

Acknowledgment. Transferee and Transferor each acknowledge that Transferee is acquiring Ordinary Shares of the Company from Transferor, upon the terms and subject to the conditions of the Registration Rights Agreement.

2.

Assignment. Transferor hereby assigns all rights under the Registration Rights Agreement to Transferee and Transferor and Transferee each confirm that Transferee is a Permitted Transferee and that Transferor and Transferee have each provided notice of this assignment to the Company pursuant to Section 17(e) of the Registration Rights Agreement.

3.	Agreement. Transferee agrees that it shall be fully bound by and subject to the terms of the Registration Rights Agreement and the terms of this Joinder.

4.	Notice. Any notice required or permitted by the Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

[SIGNATURE PAGE FOLLOWS]

TRANSFEROR

[ ]

By:

Name:
Title:

TRANSFEREE

[ ]

By:

Name:
Title:

Address for Notices:

[Signature Page to Joinder Agreement to Registration Rights Agreement]